QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 22, 2007 (March 22, 2007)

AMC ENTERTAINMENT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8747 (Commission File Number)	43-1304369 (I.R.S. Employer Identification Number)

920 Main Street, Kansas City, Missouri 64105
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (816) 221-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors;
                     Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

        On March 22, 2007, Peter C. Brown, the Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc. ("AMCE") entered into an Amended and Restated Employment Agreement with AMCE and Marquee Holdings Inc. ("Holdings") (the "Employment Agreement"). The following description of the Employment Agreement is a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

        Mr. Brown's Employment Agreement amends and restates his employment agreement with Holdings and AMCE dated as of December 23, 2004, which agreement was filed as an exhibit to the Registration Statement on Form S-4 of AMCE (File No. 333-12376) filed on January 28, 2005. Pursuant to the terms of the Employment Agreement, Mr. Brown will continue to serve as the Chairman of the Board, Chief Executive Officer and President of each of Holdings and AMCE for a term that in effect is always three years in duration. During Mr. Brown's employment, his base salary shall be $772,654.00 (subject to review for increase) and he will be eligible to receive an annual bonus as determined by the Compensation Committee of the Board of Directors of Holdings. In addition, Mr. Brown will be eligible for benefits that are generally available to other executive officers.

        Within 15 days after a calendar year 2007 initial public offering of Holdings, Mr. Brown will receive a grant of restricted stock or restricted stock units of Holdings with an aggregate value of $2,567,000.00 on the date of grant (based on the initial public offering price). Such grant shall vest in three equal annual installments on the first three anniversaries of the grant date. If Mr. Brown's employment terminates during the term by the Company without Cause, by him for Good Reason, following a Change of Control (as all such terms are defined in the Employment Agreement), or due to his death or disability, he shall be entitled to severance benefits in a lump sum cash payment equal to the product of (x) the sum of his base salary as then in effect plus his target bonus and (y) the number of years remaining in the term (treating any remaining partial year as a full year). In addition, upon such a qualifying termination, the restricted stock or restricted stock units granted pursuant to the Employment Agreement and all of Mr. Brown's stock options shall vest in full. The severance payments and accelerated vesting are conditioned upon the execution and non-revocation of a mutual release of claims to be entered into with Holdings and AMCE.

        Mr. Brown is also subject to non-compete and non-solicitation covenants during his employment term and for a period of 12 months following his separation from Holdings and AMCE. In addition, he is bound not to disclose confidential information of Holdings and AMCE.

2

Item 9.01    Financial Statements and Exhibits

  (d)
  Exhibits.

*Exhibit 10.1	Amended and Restated Employment Agreement, dated as of March 22, 2007, by and among Peter C. Brown, Marquee Holdings Inc. and AMC Entertainment Inc.

*
Filed herewith.

3

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2007

AMC ENTERTAINMENT INC.
/s/ CRAIG R. RAMSEY Name: Craig R. Ramsey Title: Executive Vice President and Chief Financial Officer

4

Exhibit Index

*Exhibit 10.1	Amended and Restated Employment Agreement, dated as of March 22, 2007, by and among Peter C. Brown, Marquee Holdings Inc. and AMC Entertainment Inc.

*
Filed herewith.

5

QuickLinks

  Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
  Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit Index